Exhibit 5.2

100 S. West Street, Suite 400 Wilmington, DE 19801 Telephone 302.576.1600 Facsimile 302.576.1100 www.seitzross.com

December 16, 2011

Kinder Morgan, Inc.

500 Dallas Street, Suite 1000

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel to Kinder Morgan, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, of (i) up to 336,000,000 shares of Class P common stock, par value $0.01 per share, of the Company and (ii) 513,500,000 warrants representing the right to purchase the shares of Class P common stock of the Company (the “Warrants”) and the shares of Class P common stock of the Company underlying the Warrants, in each case to be issued in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of October 16, 2011, by and among the Company, Sherpa Merger Sub, Inc., a Delaware corporation, Sherpa Acquisition, LLC, a Delaware limited liability company, Sirius Holdings Merger Corporation, a Delaware corporation, Sirius Merger Corporation, a Delaware corporation, and El Paso Corporation, a Delaware corporation (as it may be amended from time to time, the “Merger Agreement”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, Merger Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

December 16, 2011

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Merger Agreement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Warrants are or will be, upon issuance, duly authorized, and, when the Registration Statement has been declared effective by order of the Commission and if and when the Warrants have been issued and paid for upon the terms and conditions set forth in the Registration Statement, the Merger Agreement and the warrant agreement to be entered into with respect to the Warrants, the Warrants will constitute valid and legally binding obligations of the Company under Delaware law, and any shares of Class P common stock of the Company, if and when duly issued upon exercise of the Warrants in accordance with their terms, including the payment of the exercise price thereunder, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. The opinions are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles of general applicability (whether considered in a proceeding in equity or at law) and (c) and implied covenant of good faith and fair dealing.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ Seitz Ross Aronstam & Moritz LLP